Exhibit 5.1

July 16, 2015

The Board of Directors

Synthetic Biologics, Inc.

155 Gibbs Street, Suite 412

Rockville, MD 20850

Re:	Synthetic Biologics, Inc. Offering of Shares of Common Stock under a Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel for Synthetic Biologics Inc., a Nevada corporation (the “Company”), in connection with the issuance of 15,333,333 shares (including up to 2,000,000 shares subject to the underwriters’ over-allotment option) (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Shares are included in a Registration Statement on Form S-3 (File No. 333-203322) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective on April 20, 2015, a base prospectus dated April 20, 2015 included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), a preliminary prospectus supplement, dated July 15, 2015, filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Preliminary Prospectus”), and a prospectus supplement, dated July 16, 2015, filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

In connection with this opinion, we have examined the Registration Statement, the Preliminary Prospectus and the Prospectus. We also have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion. We have assumed: (A) the genuineness and authenticity of all documents submitted to us as originals; and (B) the conformity to originals of all documents submitted to us as copies thereof. As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought independently to verify such matters.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Nevada Revised Statutes (the “NRS”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Nevada, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain matters and issues without the assistance of independent counsel.

The Board of Directors

Synthetic Biologics, Inc.

July 16, 2015

Page Two

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Shares have been duly and validly authorized, and upon their issuance in accordance with the underwriting agreement, dated July 16, 2015 (the “Underwriting Agreement”) entered into by the Company with William Blair & Company, L.L.C. and RBC Capital Markets, LLC, as representatives of the several underwriters named in the Underwriting Agreement, and in accordance with the Registration Statement and the related Prospectus, will be validly issued, fully paid and non-assessable.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Preliminary Prospectus and the Prospectus and to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K relating to the issuance and sale of the Shares pursuant to the Underwriting Agreement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is delivered solely in connection with the consummation of the transactions described herein, and may not be relied upon by you for any other purpose nor by any other person for any purpose.

Very truly yours,

PARSONS BEHLE & LATIMER